Exhibit 99.1

Republic First Bancorp, Inc. Receives Notice of Non-Compliance From Nasdaq

Philadelphia, PA, January 9, 2023  [/PRNewswire/] -- Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company”), the holding company for Republic First Bank d/b/a Republic Bank, announced that on January 3, 2023, the Company received written notification from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with Listing Rule 5620(a) (the “Rule”), which requires the Company to hold an annual meeting of shareholders no later than one year after the end of the Company’s fiscal year-end for continued listing on The Nasdaq Global Market.

As reported by the Company in its Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2022, the Company received formal notice from Nasdaq that a Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request for an extension until December 30, 2022 (which was subsequently extended to January 15, 2023) to file its delinquent Quarterly Reports on Form 10-Q with the Commission, with specified deadlines for each of the reports.

Nasdaq notified the Company that the Panel will consider its non-compliance with the Rule in their decision regarding the Company’s continued listing on The Nasdaq Global Market. Additionally, the Company must present its views with respect to its non-compliance with the Rule to the Panel in writing no later than January 10, 2023. The Company plans to request an extension to comply with the Rule. If the Panel does not grant an extension to comply with the Rule, the common stock of the Company will be subject to delisting on The Nasdaq Global Market.

About Republic First Bancorp, Inc.

Republic First Bancorp, Inc. is the holding company for Republic First Bank, which does business under the name Republic Bank. Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. The Bank offers a variety of banking services to individuals and businesses throughout the Greater Philadelphia, Southern New Jersey, and New York City markets through its offices and branch locations in Philadelphia, Montgomery, Delaware and Bucks in Pennsylvania, Camden, Burlington, Atlantic and Gloucester, New Jersey and New York County. The Bank also offers a wide range of residential mortgage products through its mortgage division, which does business under the name of Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to regain compliance with the Nasdaq listing requirements and future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K. You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2021 and other documents the Company files from time to time with the Securities and Exchange Commission.

Source:	Republic First Bancorp, Inc.

Contact:	Michael W. Harrington, Chief Financial Officer
(215) 430-5485